Exhibit (5)

[Letterhead of Potlatch Corporation]

December 20, 2005

Potlatch Corporation

601 West Riverside Avenue

Suite 1100

Spokane, WA 99201

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Potlatch Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 1,600,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable pursuant to the Potlatch Corporation 2005 Stock Incentive Plan (the “Plan”), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit (5) to the Registration Statement.

Very truly yours,

/s/ Ralph M. Davisson
Ralph M. Davisson
Vice President and General Counsel